RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES FIRST QUARTER RESULTS

Pennsauken, NJ – May 9, 2013 -- RCM Technologies, Inc. (NASDAQ: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services, today announced financial results for its first quarter, the thirteen-week period ended March 30, 2013.

The Company announced revenues of $41.2 million for the thirteen week period ended March 30, 2013, increased from $38.2 million for the thirteen week period ended March 31, 2012 (comparable prior year period).  The Company had operating income of $1.5 million for the thirteen week period ended March 30, 2013 as compared to $1.8 million for the comparable prior year period. Net income for the thirteen week period ended March 30, 2013 was $1.0 million, or $0.08 per diluted share, as compared to net income of $1.1 million, or $0.08 per diluted share, for the comparable prior year period.

Leon Kopyt, Chairman and CEO of RCM, commented: “We are pleased with the overall results of the Company for the first quarter and particularly pleased with the record performance of our Engineering segment and the continuing strong performance of our Information Technology segment.  Our Engineering segment experienced record quarterly revenues and its highest quarterly gross profit since the first quarter of fiscal 2010.  Our Information Technology segment experienced its third straight consecutive quarter with sequential growth in both revenues and gross profit. While our Specialty Health Care Segment  experienced a significant decline in revenues as compared to last year’s first quarter, we are confident that the management and staff in our Specialty Health Care segment will work diligently to return that segment to historic levels of performance.”

Outlook

“As we consider our prospects going forward, we are cautiously optimistic that our overall results for the three remaining quarters of fiscal 2013 should exceed the comparative three quarters of fiscal 2012.”

Stock Buybacks; Initiatives to Enhance Shareholder Value

During the thirteen-week period ended March 30, 2013, the Company repurchased 15,450 shares of its common stock for an aggregate cost of $0.1 million, or $5.35 per share, exhausting the Company’s $7.5 million repurchase pool. “Our Board and management team remain committed to taking swift and decisive action to deliver value to our shareholders without compromising our strong balance sheet, financial flexibility and strategic growth trajectory, or our ability to continue investing in our business. While potential future initiatives such as stock repurchases and declarations of dividends are subject to approval of the Board and will depend on the Company's results of operations, financial condition, anticipated capital requirements, business conditions, level of indebtedness, contractual restrictions and other factors deemed relevant by the Board, we remain committed to continuing to explore further actions to enhance shareholder value,” concluded Mr. Kopyt.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Share and Per Share Amounts)

	Thirteen Week Periods Ended
	March 30, 2013	March 31, 2012
Revenues	$41,230	$38,206
Cost of services	30,609	27,921
Gross profit	10,621	10,285
Selling, general and administrative	8,838	8,231
Depreciation and amortization	269	278
Operating income	1,514	1,776
Other income, net	91	33
Income before income taxes	1,605	1,809
Income tax expense	645	750
Net income	$960	$1,059

Diluted net earnings per share data	$0.08	$0.08

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	March 30, 2013	December 29, 2012
Cash and cash equivalents	$13,896	$14,123
Accounts receivable, net	$49,499	$43,706
Total current assets	$72,180	$70,345
Total assets	$86,285	$84,548
Total current liabilities	$25,874	$25,063
Total liabilities	$26,587	$25,776
Stockholders’ equity	$59,698	$58,772
Stockholder’s equity less goodwill and intangible assets	$49,859	$48,895

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	March 30, 2013	March 31, 2012
Net income	$960	$1,059
Adjustments to reconcile net income to cash provided by operating activities	282	390
Changes in operating assets and liabilities
Accounts receivable	(5,893)	(681)
Transit accounts receivable	3,233	1,869
Prepaid expenses and other current assets	455	(197)
Accounts payable and accrued expenses	1,259	(275)
Transit accounts payable	(1,501)	(942)
Accrued payroll and related costs	911	1,429
Income taxes payable	367	601
Total adjustments	(887)	2,194
Cash provided by operating activities	$73	$3,253

Net cash used in investing activities	(313)	(147)
Net cash provided by (used in) financing activities	67	(25)
Effect of exchange rate changes	(54)	(20)
(Decrease) increase in cash and cash equivalents	($227)	$3,061